As filed with the Securities and Exchange Commission on February 19, 2016

Registration No. 333-193298

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-193298

UNDER
THE SECURITIES ACT OF 1933

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1311	87-0352095
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9870 PLANO ROAD
DALLAS, TEXAS 75238

(972) 686-0369

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Calvin A. Wallen, III

President and Chief Executive Officer

Cubic Energy, Inc.

9870 Plano Road

Dallas, Texas  75238

(972) 686-0369

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David R. Earhart

Gray Reed & McGraw PC

1601 Elm Street

Suite 4600

Dallas, Texas 75201

(214) 954-4135

Approximate date of commencement of proposed sale to the public: Not applicable.  Termination of registration statement and deregistration of related securities.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☐  Accelerated filer  ☐  Non-accelerated filer (Do not check if a smaller reporting company)  ☐  Smaller reporting company ☒

TERMINATION OF REGISTRATION STATEMENT AND

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to Registration Statement on Form S-1 (File No. 333-193298) filed by Cubic Energy, Inc., a Texas corporation (the “Company”) with the Securities and Exchange Commission on January 10, 2014, as amended (the “Registration Statement”), is filed to terminate the Registration Statement and deregister the securities under the Registration statement as described below.  No securities were offered or sold under the Registration Statement.

A total of 65,834,549 shares of common stock, $0.05 par value, of the Company, issuable upon exercise of Class A Warrants and 32,917,274 shares of common stock, $0.05 par value, of the Company, issuable upon exercise of Class B Warrants, were registered for sale by the Registration Statement.

On December 11, 2015, the Company and certain of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court of the District of Delaware (the “Court”).  On February 17, 2016, the Court entered an order confirming the Company’s Third Amended Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”), filed on February 15, 2016, pursuant to which all shares of common stock and other equity interests in the Company will be cancelled and extinguished as of effective date of the Plan (the “Effective Date”), and the Company will be converted into a Delaware limited liability company with membership interests issued in accordance with the Plan.  Accordingly, all offerings of the Company’s securities prior the Effective Date of the Plan, including those pursuant to the Registration Statement, will be terminated as of the Effective Date.

Effective upon the Effective Date of the Plan, the Company hereby removes from registration all securities registered but not sold under the Registration Statement as of the Effective Date of the Plan and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on February 18, 2016.

CUBIC ENERGY, INC.

By:	/s/ Calvin A. Wallen, III
Name: Calvin A. Wallen
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	NAME	TITLE	DATE

/s/ Calvin A. Wallen, III
	Calvin A. Wallen, III	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 18, 2016

/s/ Larry G. Badgley
	Larry G. Badgley	Chief Financial Officer (principal financial and accounting officer)	February 18, 2016

/s/ Jon S. Ross
	Jon S. Ross	Director	February 18, 2016

*
	Gene C. Howard	Director	February 18, 2016

*
	Bob L. Clements	Director	February 18, 2016

*
	David B. Brown	Director	February 18, 2016

*
	Paul R. Ferretti	Director	February 18, 2016

*By:	/s/ Jon S. Ross
Attorney-in-Fact